Exhibit 10(y)(ii)
AMENDMENT NUMBER ONE
TO THE
L3HARRIS LINK SIMULATION AND TRAINING PENSION PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Link Simulation and Training Pension Plan, as amended and restated effective August 31, 2020 (the “Plan”); and
WHEREAS, pursuant to authority granted to her by the L3Harris Employee Benefits Committee, the Head of Global Benefits desires to amend the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of the date hereof unless otherwise set forth below, as follows:
1.The Introduction shall be amended to insert a new final sentence to the sixth paragraph thereof, to read as follows:
“Effective as of December 31, 2020, the Plan shall be merged with and into the L3Harris Salaried Pension Plan.”
2.Section 5.3 (Claims Procedure) shall be amended as follows:
a.To amend subsection (a) (Appeal Procedure) to insert a new final sentence thereof, to read as follows:
“In no event shall an Employee, Participant, former Participant or their Beneficiaries, or any other person having or claiming to have an interest in the Plan, be entitled to challenge a decision of the Committee in court or in any administrative proceeding unless and until the procedures adopted by the Committee pursuant to this section have been complied with and exhausted.”
b.To amend subsection (b) (Legal Action) in its entirety, to read as follows:
“(b)    Legal Action. Except for actions to which the statute of limitations prescribed by Section 413 of ERISA applies, (i) no legal or equitable action relating to a claim under Section 502 of ERISA may be commenced later than the date that is one year after the claimant receives a final decision from the Committee in response to the claimant’s request for review of an adverse benefit determination (or, if later, the earlier of the date that is two years after the date that an initial claim for benefits was filed with the Plan Administrator or January 1, 2022) and (ii) no other legal or equitable action involving the Plan may be commenced later than two years after the date the person bringing the action knew, or had reason to know, of the circumstances giving rise to the action (or, if later, January 1, 2023). The Plan Administrator will be the necessary party to any action or proceeding involving the assets held with respect to the Plan or the administration thereof. No Employee, Participant, former Participant or their Beneficiaries, or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process. Any final judgment that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan. This provision shall not bar the Plan or its fiduciaries from recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or bringing any legal or equitable action against any party.”
c.To insert a new subsection (c), to read as follows:
“(c)    Legal Fees. Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to a method that results in the lowest amount of fees being paid, which amount shall be no more than the amount that is reasonable. In no event shall legal fees be awarded for work related to: (a) administrative proceedings under the Plan; (b) unsuccessful claims brought by a Participant or any other person; or (c) actions that are not brought under ERISA. In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk, nor shall there by applied a contingency multiplier or any other multiplier. In any action brought by any person against the Plan, the Committee, the L3Harris Technologies, Inc. Investment Committee, any Plan fiduciary, the Company, the Employer, or any of their respective affiliates or their or their affiliates’ respective officers, directors, trustees, employees or agents (collectively, the “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Participant or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action.”
3.Section 6.11 (Governing Law) shall be amended in its entirety, to read as follows:
“6.11    Governing Law.
The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Florida (without regard to principles of conflicts of law) to the extent such laws have not been preempted by applicable Federal law. Venue for any action arising under the Plan shall be in Brevard County, Florida.”
4.Section C-4.8(h) of Appendix C shall be amended, effective as of January 1, 2021, to delete the following phrases therefrom: “or Beneficiary”; “or Beneficiary (or Beneficiaries)”; and “, in the case where the designation to be changed is one involving a joint pensioner,”.
5.Each of Section 1.4-A(a)(1) (definition of Actuarial Equivalent or Actuarially Equivalent) of Exhibit A and Section 1.2-B(a)(1) (definition of Actuarial Equivalent or Actuarially Equivalent) of Exhibit B shall be amended to insert a new final sentence thereof, to read as follows:
“Effective January 1, 2021, references to the applicable interest rate shall mean such rate as determined utilizing the methodology set forth in Appendix C to Part 4022 of ERISA (Lump Sum Interest Rates for Private-Sector Payments).”
6.Each of Section 1.4-C(b)(2) (definition of Actuarial Equivalent; Actuarially Equivalent) of Exhibit C and Section 1.2-D(b)(2) (definition of Actuarial Equivalent; Actuarially Equivalent) of Exhibit D shall be amended to insert a new final sentence thereof, to read as follows:

“Effective January 1, 2021, references to the interest rate used by the PBGC for such purposes shall mean such rate as determined utilizing the methodology set forth in Appendix C to Part 4022 of ERISA (Lump Sum Interest Rates for Private-Sector Payments).”
7.Section 1.2-E(a) (definition of Actuarial Equivalent) of Exhibit E shall be amended to insert a new second sentence thereof, to read as follows:
“Effective January 1, 2021, references to the interest rate used by the PBGC for such purposes shall mean such rate as determined utilizing the methodology set forth in Appendix C to Part 4022 of ERISA (Lump Sum Interest Rates for Private-Sector Payments).”
8.Each of Section 1.2-H(a)(1) (definition of Actuarial (or Actuarially) Equivalent) of Exhibit H and Section 1.2-M(a)(1) (definition of Actuarial (or Actuarially) Equivalent) of Exhibit M shall be amended to insert a new final sentence thereof, to read as follows:
“Effective January 1, 2021, references to the interest rate used by the Pension Benefit Guaranty Corporation for such purposes shall mean such rate as determined utilizing the methodology set forth in Appendix C to Part 4022 of ERISA (Lump Sum Interest Rates for Private-Sector Payments).”
9.Section 1.2-L (definition of Actuarial Equivalent) of Exhibit L shall be amended to insert a new fourth sentence thereof, to read as follows:
“Effective January 1, 2021, references to the interest rate used by the Pension Benefit Guaranty Corporation for such purposes shall mean such rate as determined utilizing the methodology set forth in Appendix C to Part 4022 of ERISA (Lump Sum Interest Rates for Private-Sector Payments).”
10.Section 1.2-N(a)(1) (definition of Actuarial Equivalent or Actuarially Equivalent) of Exhibit N shall be shall be amended in its entirety, to read as follows:

“(1) For each Plan Year, the interest rate shall be 100% of the interest rate that would be used by the Pension Benefit Guaranty Corporation (or, effective January 1, 2021, as determined utilizing the methodology set forth in Appendix C to Part 4022 of ERISA (Lump Sum Interest Rates for Private-Sector Payments)) for lump sums for the October 1st preceding such year or for the December 1st following such October 1st if lesser, and”

APPROVED by the HEAD OF GLOBAL BENEFITS on this 22 day of December, 2020.
                            ______________________________
Allison Oncel
Senior Director, Global Benefits
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